PROMISSORY NOTE

U.S. $2,000,000	September 12, 2012

FOR VALUE RECEIVED, Infusion Brands International, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Vicis Capital Master Fund or its registered assigns (the "Holder") the principal amount of Two Million Dollars ($2,000,000) on October 15, 2012, on which date (the "Maturity Date") all outstanding principal shall be due and payable. No interest shall accrue under this note (the “Note”). The Company shall pay the Holder a placement fee in the amount of $150,000, payable on the Maturity Date, as compensation for due diligence undertaken with respect to the Company and reimbursement for legal fees and other costs incurred by the Holder in connection with the loan evidenced by this Note. The Company acknowledges that $250,000 of the principal amount of this Note has been advanced by the Holder to the Company prior to the date hereof.

1. Prior to the Maturity Date, payments shall be made by the Company to the Holder under this Note upon the consummation of any equity or debt financing by the Company, the Net Proceeds realized by the Company with respect to such financing, which in accordance with the terms of such financing are available to be paid toward satisfaction of this Note.

2. Payments. Amounts payable on this Note shall be paid in cash and shall be made by wire transfer of immediately available U.S. Dollars to such account of the Holder as the Holder shall designate in writing to the Company.

3. Prepayment. The Company may prepay this Note in whole or in part at any time without penalty upon not less than three (3) days' prior notice. Upon prepayment of this Note in part and upon written request by the Company, the Holder shall surrender this Note and the Company shall issue a substitute note of like tenor in the amount of the then unpaid principal amount. Upon payment of this Note in full, this Note shall be surrendered by the Holder and cancelled.

4. Withholding. If required by any Federal, state or local law, the Company shall withhold any required amounts from payments due to the Holder for payment to the appropriate taxing authority, provided that prior to any such withholding, the Company shall provide the Holder with notice of the claim of any Federal, state or local taxing authority that such withholding is required by law and provide the Holder with the opportunity to contest such claim prior to paying any amounts to any such authority. Any amounts so withheld hereunder will be treated as a payment by the Company to the Holder.

5. Events of Default. The entire unpaid principal amount under this Note shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred and be continuing:

(a) the Company shall fail to pay any amounts owed hereunder when due and such default continues for a period of ten (10) days (referred to herein as the "grace period");

(b) if the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) make an assignment for the benefit of creditors; or

(iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

(c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

(d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control.

Failure by the Holder to take action with respect to any Event of Default shall not constitute a waiver of the right to take action in the event of any subsequent Event of Default.

6. Remedies. In case any one or more of the Events of Default specified in Section 5 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

7. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

8. Assignability. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.

9. Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

Infusion Brands International, Inc.

14375 Myerlake Circle

Clearwater, FL 33760

Attn: Robert DeCecco

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn: Darrin M. Ocasio, Esq.

If to the Holder:

Vicis Capital Master Fund

445 Park Avenue, Suite 1901

New York, NY 10022

With a copy to:

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202

Attn: Hoyt R. Stastney, Esq.

(ii) Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

10. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of the Merger Agreement and any ancillary or related transaction documents, the terms of this Note shall prevail.

11. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Note shall be brought only in the Federal or state courts sitting in New York and the parties hereby waive any and all rights to trial by jury.

13. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

14. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

15. Waiver. The Company and all others who may become liable for payment of the indebtedness evidenced by this Note do hereby waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, other than notices specifically required by this Note.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

INFUSION BRANDS INTERNATIONAL, INC.

By: /s/ Robert J. DeCecco
Name: Robert J. DeCecco
Title: CEO